UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 30, 2010

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33795	68-0666697
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    On July 30, 2010, Home Federal Bank, Nampa, Idaho ("Home Federal Bank"), the wholly owned subsidiary of Home Federal Bancorp, Inc., announced that it had entered into a definitive agreement (the "Agreement") with the Federal Deposit Insurance Corporation (“FDIC”), pursuant to which Home Federal Bank will be acquiring the assets of LibertyBank at a discount of $29.9 million and the deposit liabilities at a deposit premium of 1.0%. LibertyBank was a commercial bank headquartered in Eugene, Oregon.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.  The Agreement also provides that the LibertyBank acquired loans and real estate owned will be covered by a loss share arrangement between the FDIC and Home Federal Bank.

    The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

To the extent that consolidated financial statements are required by this Item, they will be filed in an amendment to this report by no later than October 15, 2010.

(b)	Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, it will be filed in an amendment to this report by no later than October 15, 2010.

(d)            Exhibits

           The following exhibits are furnished herewith and this list shall constitute the exhibit index:

Exhibit	No. Description of Exhibit

2.1	Purchase and Assumption Agreement dated July 30, 2010

99.1	Press release dated July 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: August 5, 2010	By: /s/Eric S. Nadeau
Eric S. Nadeau
Executive Vice President and Chief Financial Officer